August 10, 2016

Uni-Pixel, Inc.

4699 Old Ironsides Drive, Suite 300

Santa Clara, CA 95054

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Uni-Pixel, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of an aggregate of up to 14,146,649 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the terms of the Equity Purchase Agreement (the “Equity Purchase Agreement”), dated August 10, 2017 by and among the Company and L2 Capital, LLC, a Kansas limited liability company. The Shares are being offered and sold under a Registration Statement on Form S-3 (File No. 333-203691, as amended or supplemented, and together with all annexes and exhibits thereto, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on July 6, 2015, and declared effective on July 10, 2015, the related prospectus dated July 10, 2015 (the “Base Prospectus”), and the prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act of even date herewith (the “Prospectus Supplement,” and collectively with the Base Prospectus, the “Prospectus”). All of the Shares are to be sold by the Company as described in the Registration Statement and Prospectus. We have assumed that L2 Capital is considered the “underwriter”, within the meaning of the Securities Act, in connection with its purchase and subsequent resale of that portion of the Shares that consists of the Put Shares as such term is defined in the Equity Purchase Agreement.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel, in connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including (i) the Registration Statement, (ii) the Prospectus, (iii) organizational documents of the Company, including the Company’s Amended and Restated Certificate of Incorporation, as amended and as currently in effect, and the Company’s Amended and Restated Bylaws, as amended and currently in effect, (iv) minutes and records of the corporate proceedings of the Company with respect to the authorization of the sale and issuance of the Shares, and (v) the Equity Purchase Agreement. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold and issued in accordance with the Equity Purchase Agreement, the Registration Statement and the Prospectus, will have been validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, the federal laws of the United States of America.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement. In addition, we consent to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Crowell & Moring LLP
Crowell & Moring LLP